PITAGORA
Revisione

                                              Corso Matteotti, 21 - 10121 Torino
                               Tel. +39 011 51.78.602 ra. - Fax+39 011 51.89.491
                                                 Email: pitagorarev@pitagora.org

                                                   Via Pagano, 56 -20145 Milano
                                  Tel. +39 02 439.11.617 - Fax +39 02 439.16.332
                                                 Email: pitagorarev@pitagora.org


To the Board of Directors and Stockholders of Multigioco S.r.l.
Grottaferrata, Italy


We have reviewed the accompanying balance sheets of Multigioco Srl., as of June 30, 2014 and the related statements of operations, changes in equity, comprehensive income and cash flows for the six months ended June 30, 2014 and 2013. These financial statements are the responsibility of the Multigioco's management.

We conducted our review in accordance with the standards of the Public Company Accounting Oversight Board (United States). A review of interim financial information consists principally of applying analytical procedures and [and] making inquiries of persons responsible for financial and accounting matters.
It is substantially less in scope than an audit conducted in accordance with the standards of the Public Company Accounting Oversight Board (United States), the objective which is the expression of an opinion regarding the financial statements taken as a whole. Accordingly, we don't express such and opinion. Based on our reviews, we are not aware of any material modifications that should be made to the financial statements referred to above for them to be in conformity with U.S. generally accepted accounting principles.

We have previously audited, in accordance with standards of the Public Company Oversight Board (United States), the balance sheet of the Multigioco S.r.l. as of December 31, 2013 and the related statements of operations, changes in equity, comprehensive income and cash flows for the year then ended (not presented herein); and in our report dated August 1, 2014 we expressed an unqualified opinion on those financial statements. In our opinion, the information set forth in the balance sheet as of December 31, 2013 is fairly stated, in all material respects, in relation to the balance sheet from which it has been derived.



Pitagora Revisione S.r.1.
Turin, Italy
August 8, 2014


/s/ Roberto Seymandi
Roberto Seymandi
Partner


                    Member of JEFFREYS HENRY INTERNATIONAL
          PITAGORA REVISIONE S.r.l - Societa di Revisiori Contabili
                 Sede Legale: 10121 Torino - C.so Matteotti, 21
 Cap. Soc. EUR 30.000.00 i.v.  P.I. 07786350012 Reg. Imp. Torino n. 05235621009

The following represents the Interim financial statements of Multigioco Srl for the six months ended June 30, 2014 and the year ended December 31, 2013.

MULTIGIOCO S.R.L.
BALANCE SHEETS

                                                        June 30,    December 31,
                                                           2014            2013
                                                      Unaudited         Audited
                                                    ------------    ------------
                                                            EUR             EUR

Assets

Current assets:
  Cash and cash equivalents                               5,979               -
  Gaming account debits                                 257,368         216,493
  AAMS tax credit                                             -             274
  Short term investments                                      -               -
  Other current assets                                   10,416          14,521

Total current assets                                    273,763         231,288
                                                    ------------    ------------
  Property, plant and equipment                          17,284          14,881

  Intangible assets                                     265,416         273,218

  Investments                                           350,000         350,000
                                                    ------------    ------------
Total assets                                            906,462         869,387
                                                    ============    ============

Liabilities and stockholders' equity

Current liabilities:
  Bank overdrafts                                             -           1,164
  Accounts payable and accrued liabilities              313,007         285,608
  Short term portion of debt                            113,957         133,447
  Gaming account credits                                308,926         282,357
  Taxes payable                                          79,327         108,044
  Advances from stockholders                             39,428          37,877
  Other current liabilities                             201,635          19,263

Total current liabilities                             1,056,280         867,761
                                                    ------------    ------------
  Long term loans and capital leases                          -          72,742

Total liabilities                                     1,056,280         940,504
                                                    ============    ============
Stockholders' equity
Common stocks                                            10,000          10,000
Additional paid in capital                              274,718         274,718
Accumulated deficit                                    (434,535)       (355,835)
                                                    ------------    ------------
Total stockholders' equity                             (149,817)        (71,117)
                                                    ------------    ------------
Total liabilities and stockholders' equity              906,462         869,387
                                                    ============    ============

                        (See notes to financial statements)

MULTIGIOCO S.R.L.
STATEMENTS OF OPERATIONS

                                                        June 30,        June 30,
                                                           2014            2013
                                                      Unaudited       Unaudited
                                                    ------------    ------------
                                                            EUR             EUR

Revenue

Net gaming revenue                                    1,878,902       2,119,345
  Rebate of bank and credit card fees                     7,829           7,992
  Other income                                                -               -

Gross revenue                                         1,886,731       2,127,337
                                                    ------------    ------------
Expenses

  Direct operating costs                              1,568,917       1,803,080
  Selling, general and administrative costs             380,194         339,386
  Amortization and depreciation                          20,683          20,779
Total expenses                                        1,969,794       2,163,245
                                                    ------------    ------------

Operating income / (loss)                               (83,063)        (35,908)
                                                    ============    ============
Other income or expenses

  Interest expenses                                           -          (8,021)
  Interest income                                             -             533
  Other income                                              573           4,342
  Gains on bond investments                               3,790          10,909
  Loss on investments                                         -               -

Income / (loss) from operations, before income taxes    (78,700)        (28,145)
                                                    ------------    ------------

Income taxes                                                  -               -

Net income / (loss) from operations                     (78,700)        (28,145)
                                                    ============    ============
Other comprehensive income
  Foreign currency translation differences                    -               -

Total comprehensive income for the period               (78,700)        (28,145)

Gain / (loss) per share of common stock
  Gain / (loss) from operations                         (39,350)        (14,072)
                                                    ============    ============

Weighted average shares outstanding common stock
  Basic and diluted                                           2               2
                                                    ============    ============





                        (See notes to financial statements)

MULTIGIOCO S.R.L.
STATEMENTS OF CASH FLOWS

                                                        June 30,        June 30,
                                                           2014            2013
                                                      Unaudited       Unaudited
                                                    ------------    ------------
                                                            EUR             EUR

Cash flows from operating activities

  Net operating income                                  (78,700)        (28,145)
  Add: non cash items
          Amortization                                   20,683          20,779
                                                    ------------    ------------
                                                        (58,017)         (7,366)
Changes in operating assets and liabilities
  Accounts payable                                       27,400         272,495
  Prepaid expenses (AAMS tax)                               274          13,609
  Gaming account debits                                 (40,874)       (164,302)
  Gaming account credits                                 26,569        (221,792)
  Other current liabilities                             134,164         (27,020)
  Other receivable                                        4,105           8,076

Net cash provided by (used in) operating activities      93,619        (126,301)
                                                    ------------    ------------
Cash flows from investing activities

  Acquisition of property and equipment                 (15,284)        (21,137)
  Short term assets                                           -           6,900

Net cash (used) in investing activities                 (15,284)        (14,237)
                                                    ------------    ------------
Cash flows from financing activities

  Cash from bank overdraft                               (1,164)        314,551
  Proceeds from long-term debt                          (72,742)        (70,406)
  Advances from (to) stockholders                         1,550         (63,090)

Net cash provided by (used) in financing activities     (72,356)        181,055
                                                    ------------    ------------

Net (decrease) in cash and cash equivalents               5,979          40,517

Cash and cash equivalents at beginning of the period          -          24,937
                                                    ------------    ------------
Cash and cash equivalents at end of the period            5,979          65,454
                                                    ============    ============
Supplemental disclosure of cash flow information:

Cash paid during the years for:

  Interest                                                    -               -
                                                    ============    ============
  Income taxes                                                -               -
                                                    ============    ============



                        (See notes to financial statements)

MULTIGIOCO S.R.L.
Notes to the Financial Statements
As of June 30, 2014 and 2013
(In euro, unless otherwise indicated)

Note 1 - Organization and Business

Multigioco Srl ("Multigioco" or the "Company") was organized under the laws of the Republic of Italy on November 4, 2010. It was previously a division of Newgioco Srl (a company incorporated in Italy). Operations are carried out under gaming licences obtained from the Amministrazione Autonoma Monopoli di Stato ("AAMS") on July 4, 2012 and its subsidiary companies, and mainly consist of online wagering as well as gaming in a number of land based shops and parlors situated throughout Italy. For the year ended December 31, 2013, the Company had over 750 shops under its licence.

The Company has no subsidiaries.

On December 31, 2013, the Company has 2 common shares issued and outstanding.

Note 2 - Summary of Significant Accounting Policies

Basis of presentation

The accompanying financial statements of Multigioco Srl have been prepared in accordance with accounting principles generally accepted in the United States of America ("US GAAP") and are expressed in euro which is the functional currency of the Company.

The Company's fiscal year end is December 31.

Liquidity

The accompanying financial statements have been prepared assuming the Company will continue as a going concern, which contemplates realization of assets and the satisfaction of liabilities in the normal course of business.

The Company's net gaming revenues, when expressed in euro, decreased by 11.3% for the period ended June 30, 2014 from the year ended June 30, 2013. This resulted in net loss of (EUR 78,700).

There are no assurances that management will be successful in achieving sufficient cash flows to fund the Company's working capital needs, or whether the Company will be able to refinance or renegotiate its obligations when they become due or raise additional capital through future debt or equity. These factors raise substantial doubt about the Company's ability to continue as a going concern. No adjustments have been made to the carrying value of assets or liabilities as a result of this uncertainty.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Critical estimates include the assumptions used in calculating share-based compensation expense, the useful lives of fixed assets, the fair value of financial instruments, calculation of penalties and interest on past due obligations, and the calculation of tax provision and the valuation allowance for deferred tax assets. Actual results could differ from those estimates.

Cash and equivalents

The Company considers all highly liquid debt instruments with maturities of three months or less at the time acquired to be cash equivalents. Cash equivalents represent short-term investments consisting of investment-grade corporate and government obligations, carried at cost, which approximates market value. The Company had cash or cash equivalents of EUR 5,979 on June 30, 2014 and EUR 65,454 in cash equivalents on June 30, 2013.

Credit Risk

Financial instruments, which potentially subject the Company to concentrations of credit risk, consist principally of cash. The Company primarily places its cash with high-credit quality financial institutions. The Company's cash deposits, of up to EUR 350,000 as at June 30, 2014 are insured by the Italian Government. From time-to-time the Company has deposits in excess of the insured amounts.

Accounts receivable & Allowance for doubtful

Accounts receivable represents trade obligations from customers that are subject to normal trade collection terms, without discounts. The Company periodically evaluates the collectability of its accounts receivable and considers the need to record or adjust an allowance for doubtful accounts based upon historical collection experience and specific customer information. Actual amounts could vary from the recorded estimates. The Company has determined that no allowance for doubtful accounts is needed for the accounts receivable balances as of
June 30, 2014 and June 30, 2013, those being EUR 10,416 and EUR 11,200 respectively. The Company does not require collateral to support customer receivables.

Property, plant and equipment

Property, plant and equipment are stated at acquisition cost less accumulated depreciation and adjustments for impairment losses.

Expenditures are capitalized only when they increase the future economic benefits embodied in an item of property, plant and equipment. All other expenditures are recognized as expenses in the statement of income as incurred.

Amortization is charged on a straight-line basis over the estimated remaining useful lives of the individual assets. Amortization commences from the time an asset is put into operation. The range of the estimated useful lives is as follows:

  Incorporation costs     20.00% per year
  Office equipment        20.00% per year
  Office furniture        12.00% per year
  Signs and displays      20.00% per year

Intangible Assets

Intangible assets are made up of licences and rights (i.e. AAMS Licences) and incorporation costs, and amortized over a useful life of 10 years. We evaluate Intangible Assets for impairment on an annual basis, and do so during the last month of each year using balances as of the end of December and at an interim date if indications of impairment exist. Intangible Asset impairment is determined by comparing the fair value of the asset to its carrying amount with an impairment being recognized only where the fair value is less than carrying value.

We perform the allocation based on our knowledge of the reporting unit, the market in which they operate, and our overall knowledge of the gaming industry.

Long-Lived Assets

We evaluate the carrying value of our long-lived assets for impairment by comparing the expected undiscounted future cash flows of the assets to the net book value of the assets when events or circumstances indicate that the carrying amount of a long-lived asset may not be recoverable. If the expected undiscounted future cash flows are less than the net book value of the assets, the excess of the net book value over the estimated fair value will be charged to earnings.

Fair value is based upon discounted cash flows of the assets at a rate deemed reasonable for the type of asset and prevailing market conditions, appraisals, and, if appropriate, current estimated net sales proceeds from pending offers.

We evaluate the carrying value of our long-lived assets based on our plans, at the time, for such assets and such qualitative factors as future development in the surrounding area and status of expected local competition. If impairment is indicated, the asset is written down to its estimated fair value. There were no such impairments for the years ended June 30, 2014 and 2013.

Fair Value of Financial Instruments

At June 30, 2014 and 2013, the carrying value of the Company's financial instruments such as prepaid expenses and payables approximated their fair values based on the short-term maturities of these instruments. The carrying value of other long-term liabilities approximated their fair values because the underlying interest rates approximate market rates at the balance sheet dates.

Financial Accounting Standard Board ("FASB") ASC Topic 820 established a hierarchical disclosure framework associated with the level of pricing observability utilized in measuring fair value. This framework defined three levels of inputs to the fair value measurement process and requires that each fair value measurement be assigned to a level corresponding to the lowest level input that is significant to the fair value measurement in its entirety. The three broad levels of inputs defined by FASB ASC Topic 820 hierarchy are as follows:

Level 1 - quoted prices (unadjusted) in active markets for identical assets or liabilities that the reporting entity has the ability to access at the measurement date;

Level 2 - inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly. If the asset or liability has a specified (contractual) term, a Level 2 input must be observable for substantially the full term of the asset or liability; and

Level 3 - unobservable inputs for the asset or liability. These unobservable inputs reflect the entity's own assumptions about the assumptions that market participants would use in pricing the asset or liability and are developed based on the best information available in the circumstances (which might include the reporting entity's own data).

The Company's financial assets reported at fair value in the accompanying balance sheets, as of June 30, 2014 and December 31, 2013 were immaterial.

Investment in equity securities and available-for-sale securities

The Company's investments in equity securities, which are classified as available-for-sale, are carried at fair value for publically traded investments or historical cost basis for privately held investments. Unrealized gains and losses, net of tax, are reported in other comprehensive income. Gains and losses are reported in the financial statements of operations when realized, determined based on the disposition of specifically identified investments, using the first-in, first-out method.

Investments identified by the Company as being potentially impaired are subject to further analysis to determine if the impairment is other than temporary. Other than temporary declines in market value from original cost are charged to investment and other income, net, in the period in which the loss occurs. In determining whether investment holdings are other than temporarily impaired, the Company considers the nature, cause, severity and duration of the impairment.

Leasing

All lease agreements of the Company as lessees are accounted for as operating leases.

Advances from stockholders

Advances from stockholders to the Group are all non-interest bearing. Italian law provides that the advances from stockholders to a corporation ("Srl") are not preferred and their repayment is subordinated to other categories of debt. As a result all advances from stockholders are classified as current liabilities.

Revenue Recognition

Revenues from Sports Betting; Casino, Cash and Skill Games; Slots, Lotteries, Bingo and Horse Race wagers represent the gross pay-ins from customers less gaming taxes and payouts to customers. Revenues are recorded when cash is received net of payouts and AAMS taxes from wagers by customers.

Income Taxes

The Company records a tax provision for the anticipated tax consequences of its reported results of operations. The provision for income taxes is computed using the asset and liability method, under which deferred tax assets and liabilities are recognized for the expected future tax consequences of temporary differences between the financial reporting and tax bases of assets and liabilities, and for operating losses and income tax credit carry forwards. Deferred tax assets and liabilities are measured using the currently enacted tax rates that apply to taxable income in effect for the years in which those tax assets are expected to be realized or settled. The Company records a valuation allowance to reduce deferred tax assets to the amount that is more likely than not to be realized.

As of June 30, 2014 and 2013, the earnings of the Company have yielded cumulative losses

The Company has adopted ASC Topic 740, which clarifies the accounting for uncertainty in income taxes recognized in an enterprise's financial statements. ASC Topic 740 prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return, and also provides guidance on derecognition of tax benefits, classification on the balance sheet, interest and penalties, accounting in interim periods, disclosure and transition. The Company has determined that the adoption did not result in the recognition of any liability for unrecognized tax benefits and that there are no unrecognized tax benefits that would, if recognized, affect the Company's effective tax rate. Based on the Company's review of its tax positions as of June 30, 2014 and 2013, no uncertain tax positions have been identified.

The Company has elected to include interest and penalties related to uncertain tax positions, if determined, as a component of income tax expense. To date, no penalties or interest has been accrued.

In Italy, tax years beginning 2009 forward are open and subject to examination. The Company is not currently under examination and it has not been notified of a pending examination

Stockholder's equity

On June 30, 2014 the Company had 2 common shares issued and outstanding, that being 1 (one) common share representing a 34% ownership percentage held by Doriana Gianfelici, the Company's CFO (an Italian citizen), and 1 (one) common share representing a 66% ownership percentage held by Newgioco Srl, a corporation organized under the laws of Italy, which is owned 50% by Beniamino Gianfelici (an Italian citizen), the Company's President, and 50% by Laura Tabacco (an Italian citizen). In accordance with Italian law, the shares are registered with the Register of Companies at the Italian Chamber of Commerce.

Promotion, Marketing, and Advertising Costs

The costs of promotion, marketing, and advertising are charged to expense as incurred.

Net Income (Loss) per Share

Basic net income (loss) per share is calculated based on the net income (loss) attributable to common shareholders divided by the weighted average number of shares outstanding for the period excluding any dilutive effects of options, warrants, unvested share awards and convertible securities. Diluted net income
(loss) per common share assumes the conversion of all dilutive securities using the if-converted method, and assumes the exercise or vesting of other dilutive securities, such as options, warrants and restricted stock using the treasury stock method. For the periods ended June 30, 2014 and 2013 the Company did not have dilutive securities.

Comprehensive Income (Loss)

Comprehensive income (loss) is defined as the change in equity of a business enterprise during a period from transactions and other events and circumstances from non-owner sources, including foreign currency translation adjustments and unrealized gains and losses on marketable securities.

Recently Issued Accounting Pronouncements Not Yet Adopted

We have reviewed the FASB issued Accounting Standards Update ("ASU") accounting pronouncements and interpretations thereof that have effectiveness dates during the periods reported and in future periods. The Company has carefully considered the new pronouncements that alter previous generally accepted accounting principles and does not believe that any new or modified principles will have a material impact on the corporation's reported financial position or operations in the near term. The applicability of any standard is subject to the formal review of our financial management and certain standards are under consideration. Reference is made to these recent accounting pronouncements as if they are set forth therein in their entirety.

Note 3 - Investments

Investments are made up of the following amounts:
                                                        June 30,        June 30,
                                                           2014            2013
                                                    ------------    ------------
                                                            EUR             EUR

Secured deposits                                        320,000         320,000
Investment in Veneto Banca                               30,000               -
                                                    ------------    ------------
Total investments                                       350,000         320,000
                                                    ------------    ------------

The secured deposits are held with the Veneto Banca Societa Cooperativa Per Azioni and are made up as follows:

                                                        June 30,        June 30,
                                                           2014            2013
                                                    ------------    ------------
                                                            EUR             EUR
Secured Deposits:
Certificate IT0004716202                                200,000         200,000
Certificate IT0004699994                                120,000         120,000
                                                    ------------    ------------
Total Secured Deposits                                  320,000         320,000
                                                    ------------    ------------

Note 4 - Property, plant and equipment and Intangible Assets

The Company's property, plant, and equipment and intangible assets are comprised of the following items:

Property, Plant and Equipment:
                                                        June 30,        June 30,
                                                           2014            2013
                                                    ------------    ------------
                                                            EUR             EUR
Asset
  Office equipment                                       12,148           4,654
  Office furniture                                        8,431               -
  Signs and Displays                                        270             270
Less Accumulated Depreciation                            (3,565)           (893)
                                                    ------------    ------------
Total Equipment                                          17,284           4,031
                                                    ------------    ------------

Intangible Assets:

                                                        June 30,        June 30,
                                                           2014            2013
                                                    ------------    ------------
                                                            EUR             EUR
Asset Description
  Incorporation costs                                     2,600           2,600
  Licences and rights                                   350,000         350,000
Less Accumulated Depreciation                           (87,185)        (48,297)
                                                    ------------    ------------
Total Intangible Assets                                 265,415         304,303
                                                    ------------    ------------


Note 5 - Bank overdrafts and Long term debt

The amount represents a bank loan held with Veneto Banca. The loan amount of EUR 500,000.00 originated March, 2011 with a 49 monthly repayment term ending on May, 2015. The interest rate on the loan is 5.041% plus euro Inter Bank Offered Rate ("EURIBOR"). The loan balance outstanding as of June 30, 2014 is EUR 113,956.76 and as at June 30, 2013 was EUR 243,571.63.

Debt repayments over the next five years are made up as follows:


                                                        June 30,        June 30,
                                                           2014            2013
                                                    ------------    ------------
                                                            EUR             EUR

Short term portion of debt:

Due on June 30, 2014                                          -         129,615
Due on March 31, 2015                                   113,957               -
                                                    ------------    ------------
Total Short term portion of debt                        113,957         129,615
                                                    ------------    ------------


                                                        June 30,        June 30,
                                                           2014            2013
                                                    ------------    ------------
                                                            EUR             EUR

Long term portion of debt:

Due on March 31, 2015                                        -          113,957
                                                    ------------    ------------
Total Long term portion of debt                              -          113,957
                                                    ------------    ------------

Note 6 - Advances from stockholders

Advances from stockholders represent non-interest bearing loans that are due on demand. The balances are made up as follows:

                                                        June 30,        June 30,
                                                           2014            2013
                                                    ------------    ------------
                                                            EUR             EUR

Newgioco Srl                                                  -         109,058
Dorianna Gianfelici                                      39,428         185,237
                                                    ------------    ------------
Total Advances from stockholders                         39,428         294,295
                                                    ------------    ------------

Note 7 - Contingencies and Commitments

There are no legal actions, lawsuits or disputes related to Company as of the date of the financial statements.

Note 8 - Gaming Revenues

The Company derives revenues from the wagers on Sports Bets; Casino and Card Games; Slots and other gaming entertainment. The Company is subject to licensing requirements established by the Amministrazione Autonoma dei Monopoli di Stato ("AAMS"). The following table sets forth the breakdown of gaming revenues (total wagers less customer payouts), for the period:

                                          June 30,      %       June 30,      %
                                             2013                  2012
                                      -------------------   -------------------
                                              EUR                   EUR

Total Turnover                         32,460,178  100.00%   38,488,279  100.00%
Less: Winnings/payouts                 30,178,948   92.97%   35,975,932   93.47%
                                      -------------------   -------------------
Gross Gaming Revenues                   2,281,231    7.03%    2,512,346    6.53%
Less: AAMS Gaming Taxes                   402,329    1.24%      393,001    1.02%
                                      -------------------   -------------------
Net Gaming Revenues                     1,878,902    5.79%    2,119,345    5.51%
                                      -------------------   -------------------

Note 9 - Income taxes

Tax losses carry forwards

Under Italian tax law the operating loss carry forwards available for offset against future profits can be used indefinitely. Operating loss carry forwards are only available for offset against national income tax, in the limit of 80% of taxable annual income.

The Company's operating losses carried forward and available for offset against future profits at June 30, 2014 is EUR 316,148 and as at June 30, 2013 is EUR 379,108, respectively.

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes.

Components of the Company's deferred tax asset are as follows as of June 30, 2014 and June 30, 2013:

                                                        June 30,        June 30,
                                                           2014            2013
                                                    ------------    ------------
                                                            EUR             EUR

Deferred tax asset - net operating loss                  86,941         104,255
Less: Valuation allowance                               (86,941)       (104,255)
                                                    ------------    ------------
Net deferred tax asset                                        -               -
                                                    ------------    ------------

The Company periodically evaluates whether it is more likely than not that it will generate sufficient taxable income to realize the deferred income tax asset. The ultimate realization of this asset is dependent upon the generation of future taxable income sufficient to offset the related deductions. At the present time, management cannot presently determine when the Company will be able to generate sufficient taxable income to realize the deferred tax asset; accordingly, a valuation allowance has been established to offset the asset.

The reconciliation of income tax benefit attributable to continuing operations computed at the Italian statutory tax rates to the income tax benefit recorded is as follows:

                                                        June 30,        June 30,
                                                           2014            2013
                                                    ------------    ------------
                                                            EUR             EUR
Income tax at Italian statutory - IRES (27.5%)                -               -
Increase in valuation allowance                               -               -
                                                    ------------    ------------
Income tax benefit                                            -               -
                                                    ------------    ------------